Exhibit 99.1

Earth Science Tech, Inc., Appoints New CFO and Shares that RxCompoundStore.com, LLC.

has Received Approval to Ship into Additional States

Miami, FL, July 17, 2023, Earth Science Tech, Inc. (OTC: ETST) (“ETST” or “Company”), a holding entity currently focused on the health and wellness industry, today shares that the Board of Directors has appointed Gabrielle Schuster as Chief Financial Officer (“CFO”) of the Company. Furthermore, its subsidiary, RxCompoundStore.com, LLC. has received approval to ship into additional states.

CFO Appointment:

On July 17, 2023, the Company’s Board of Directors appointed Gabrielle Schuster as the Company’s CFO succeeding Wendell Hecker.

Gabrielle Schuster is a licensed Certified Public Accountant and member of the AICPA. She is a graduate of Florida Atlantic University and holds a Bachelor of Science degree, majoring in accounting. Gabrielle has over 10 years of experience working in the public accounting arena with extensive experience in financial statement audit, controls assessment, and financial reporting. She began her career at Deloitte performing financial statement audits for both publicly traded and privately held clients. She continued her career accomplishments at Ryder Systems, Inc. and Tyco International focusing on management of the close process and operational reporting. Gabrielle went on to serve as controller in a variety of industries including real estate & property management, and medical consulting where she excelled in building accounting teams, developing refined month end close processes and automating financial reporting and consolidation. In 2015, Gabrielle joined IZ Forensics, LLC providing business consulting and outsourced controller services.

RxCompoundStore.com, LLC. Additional States Approval:

As of July 17, 2023, RxCompoundStore.com, LLC. has expanded its dispensing capability to ship into five additional states. RxCompoundStore.com, LLC. is now positioned to fulfill in fourteen major states that include Florida, New York, New Jersey, Delaware, Pennsylvania, Rhode Island, Nevada, Colorado, Arizona, Utah, Georgia, Wisconsin, Minnesota, and Massachusetts.

“We are very appreciative of Mr. Hecker’s time as CFO for ETST. I want to thank him for agreeing to stay on board as a consultant while our new CFO Gabrielle Schuster settles in. I think Gabrielle is a great addition to our management team and I look forward to working with her as we continue towards our goal of making this a great company.” stated ETST’s CEO and Chairman of the Board, Giorgio R. Saumat.

About Earth Science Tech, Inc.

Earth Science Tech, Inc. is a holding entity currently in compounding pharmaceuticals and telemedicine through its wholly owned subsidiaries RxCompoundStore.com, LLC., Peaks Curative, LLC. and Earth Science Foundation, Inc.

To learn more, please visit: www.EarthScienceTech.com

RxCompoundStore.com, LLC.

RxCompound is a complete compounding pharmacy. RxCompound is currently licensed to fulfill prescriptions in the states of Florida, New York, New Jersey, Delaware, Pennsylvania, Rhode Island, Nevada, Colorado, Arizona, Utah, Georgia, Wisconsin, Minnesota and Massachusetts. RxCompound is in the application process to obtain licenses in the remaining states in which it is not yet approved to ship prescriptions.

To learn more please visit: www.RxCompoundStore.com

About Peaks Curative, LLC.

Peaks is a telemedicine referral site focused on men’s health. Peaks’ orders are exclusively fulfilled by RxCompound. Patients who order Peaks via monthly subscription receive their refills automatically. Currently, Peaks is focused on Men’s health, and, more specifically, ED. The company intends to expand offerings to include over the counter (“OTC”) (non-prescription) products such as supplements and topicals. The OTC products will be custom manufactured or fulfilled through partnered companies under the Peaks brand and offered worldwide.

To learn more please visit: www.PeaksCurative.com

About Earth Science Foundation, Inc.

Earth Science Foundation Inc. is a favored entity of the Company, effectively being a non-profit organization that was incorporated on February 11, 2019, and is structured to accept grants and donations to help those in need of assistance in paying for prescriptions.

SAFE HARBOR ACT: Forward-Looking Statements are included within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, listing on the CSE, including words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements and involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Nickolas S. Tabraue

Chief Compliance Officer

(786) 375-7281

Nick@earthsciencetech.com